Exhibit 24.1 – Power of Attorney (Jerome Shaw)

POWER OF ATTORNEY

The undersigned, Jerome Shaw, as principal, hereby constitutes and appoints his son, Michael Shaw, with full power of substitution, the undersigned’s true and lawful attorney-in-fact to:

1. prepare, execute in the undersigned’s name and on the undersigned’s behalf, and submit to the U.S. Securities and Exchange Commission (the “SEC”) a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes, passwords, and passphrases enabling the undersigned to make electronic filings with the SEC of reports required by Sections 13 and 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any rule or regulation of the SEC;

2. execute for and on behalf of the undersigned, Schedule 13D, Schedule 13G, and Forms 3, 4, and 5 in accordance with Sections 13 and 16(a) of the Exchange Act and the rules thereunder;

3. do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Schedule 13D, Schedule 13G, Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such schedules and forms with the SEC and any securities exchange or similar authority; and

4. take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in- fact’s discretion.

The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, any of the undersigned’s responsibilities to comply with Sections 13 and 16 of the Exchange Act and the rules thereunder.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Schedule 13D, Schedule 13G, or Forms 3, 4, and 5 with respect to the undersigned’s holdings of and transactions in securities issued by Volt Information Sciences, Inc., a New York corporation, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact. This power of attorney shall not be affected by subsequent incapacity of the principal.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of February 1, 2018.

/s/ JEROME SHAW

Name: Jerome Shaw